UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2004

Commission file number: 333-104141

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

CURRENT REPORT ON FORM 8-K

ITEM 8.01	OTHER EVENTS

On September 8, 2004, Remington Arms Company, Inc. (the “Company”) and its subsidiary RA Factors, Inc. (collectively, the “Borrowers”), and the Company’s subsidiary RA Brands, L.L.C., executed a consent agreement (“Agreement”) with Wachovia Bank, National Association, in its capacity as administrative and collateral agent (“Agent”) for various financial institutions (“Lenders”) and certain of the Lenders, with respect to the Credit Agreement, dated January 24, 2003 (as amended, the “Credit Agreement”), among the Borrowers, RA Brands, and the Lenders. The Agreement provides the Company with the consent of Agent and Lenders to one or more purchases in an aggregate amount of up to $5,000,000 of the Company’s 10-1/2% Senior Notes due 2011 on or before December 31, 2004, subject to the terms and conditions of the Agreement (the “Transaction”). In the absence of the Agreement, the Transaction is otherwise prohibited by the provisions of the Credit Agreement.

The Agreement is attached as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro forma financial information

Not applicable.

(c)	Attached as Exhibit 99.1 is the Consent and Waiver, dated as of September 8, 2004, to the Credit Agreement, dated January 24, 2003, as amended through February 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ MARK A. LITTLE
Mark A. Little Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)

September 8, 2004

EXHIBIT INDEX

99.1	Consent and Waiver, dated as of September 8, 2004, to the Credit Agreement, dated January 24, 2003, as amended through February 9, 2004.